Natus Medical Announces Leadership Changes

Jim Hawkins Retires after 14 years as President and CEO

Jonathan Kennedy Appointed President and Chief Executive Officer

Board Appoints Barbara Paul, M.D. Chairperson

Releases Preliminary Q2 2018 Revenue and Conference Call Date

PLEASANTON, Calif., July 11, 2018 - Natus Medical Incorporated (NASDAQ:BABY) (“The Company”) today announced that Jim Hawkins is retiring from Natus after 14 years of service as CEO. During Jim’s leadership of Natus, the Company has grown from $30 million in annual revenue and a single product offering to over $500 million in annual revenue offering comprehensive products and solutions in the neurology and neurodiagnostics, newborn care and diagnostic hearing markets. During this time, Natus’ market capitalization has grown from approximately $70 million to $1.2 billion. As part of a planned succession, Jonathan Kennedy, who has served as Chief Financial Officer since April 2013, has been appointed President and Chief Executive Officer, effective immediately. Mr. Kennedy has also been appointed to the Natus Board of Directors.

In addition, the Company announced that Barbara Paul, M.D. was appointed Chairperson of the Natus Board of Directors.

“On behalf of the Board of Directors, I would like to thank Jim Hawkins for his service and many contributions to Natus. Jim has been a visionary leader who transformed Natus into the strong global company it is today. Jim leaves Natus financially sound with attractive market opportunities and an experienced and stable management team,” said Dr. Paul, Chairperson of the Natus Board of Directors.

“Jonathan is a proven leader with a deep understanding of our business operations and a clear vision for the future,” said Dr. Paul. “He has diverse experience leading both technology and medical device companies, spearheading acquisition integration efforts and developing and implementing cost reduction initiatives on a worldwide basis. No one is better prepared than Jonathan to lead Natus into its next phase of growth and value creation and the Board has the utmost confidence in him.”

Mr. Hawkins said, “It has been a privilege to serve as Natus’ CEO over the past 14 years and I thank Natus’ talented employees for their hard work and partnership on this journey. I am proud of all that we have accomplished in building Natus into the market leader it is today. I have known and worked with Jonathan for several years and am confident that he is the right leader to keep Natus moving forward and delivering market leading products and solutions to our customers and creating value for our shareholders.

Mr. Kennedy said, “I am honored to lead Natus during this pivotal time in the Company’s history. When I joined Natus, I was impressed by the pace at which the Company had grown and gained leading positions in its markets. Natus has added neurodiagnostics, neurosurgery and hearing diagnostics to its legacy newborn care business -- and with new products like Otoscan, the Company has clear potential to meaningfully enhance patient care. I look forward to working with the rest of the Natus leadership team to create value for our shareholders, provide customers and patients with market leading products and services and employees with opportunities to continue to grow as part of a dynamic company.”

Mr. Hawkins will receive the benefits to which he is entitled upon a termination without cause, other than in connection with a change of control, under his employment agreement with the Company as described in Compensation Discussion and Analysis in the Company's Proxy Statement for the 2018 Annual Meeting of Stockholders.

In connection with Mr. Kennedy’s appointment, Sharon Villaverde, Vice President, Finance, has been appointed interim CFO, effective immediately. The Company will conduct a comprehensive search to identify a permanent CFO with both internal and external candidates being considered.

Second Quarter Revenue Update

For the second quarter of 2018, the Company expects to report revenue between $130 million and $131 million compared to previously announced revenue guidance of $129 million to $131 million.

Second Quarter Conference Call

The Company will release its 2018 second quarter financial results before the market opens on Wednesday, July 25th. Natus management will host an investment-community conference call the same day beginning at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) to discuss those results and to answer questions.

Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 3879826. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 3879826.

About Jonathan Kennedy

Jonathan Kennedy joined Natus as Chief Financial Officer in April 2013 and served as General Manager of Natus’ Newborn Care Business Unit from April 2017 to February 2018. Before joining Natus, Mr. Kennedy was Chief Financial Officer of Intersil Corporation, a global semiconductor manufacturer, since 2009. Prior to that, he was Intersil’s Corporate Controller since 2005 and Director of Finance since 2004. Before joining Intersil, Mr. Kennedy held management roles in Finance and Information Technology with Alcon Inc. and Harris Corporation. He holds a Bachelor of Science degree in Business Administration and a Master of Science degree in Accounting from the University of Central Florida.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus, including expectations of revenue and earnings for the second quarter of 2018. These statements relate to our current estimates and assumptions and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, our ability to successfully integrate and achieve our profitability goals from recent acquisitions, the demand for our products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with our, and our commercial partner’s, bringing new products to market, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2017 and its subsequent quarterly reports on Form 10-Q and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, neurosurgery, epilepsy, sleep disorders, and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Contacts

Natus Medical Incorporated
Jonathan Kennedy
President and Chief Executive Officer
(925) 223-6700
InvestorRelations@Natus.com